Mining and Engineering Expert, Adolfo Carmona, Named COO of Casablanca Mining and President of Santa Teresa Minerals

SAN DIEGO--(BUSINESS WIRE)-- CASABLANCA MINING LTD. (OTCQB: CUAU) announced today that it has named Adolfo Carmona as Chief Operating Officer of Casablanca Mining and President of Casablanca Mining’s wholly-owned subsidiary, Santa Teresa Minerals, S.A.

Adolfo Carmona has 40 years of administrative engineering experience with national and international companies, and executive and leadership experience in the planning, programming, monitoring and execution of major engineering projects.  Mr. Carmona is a Civil Engineer from the Universidad Catolica de Chile and speaks English and Spanish.

“We are very pleased that Mr. Carmona shares our vision in growing Casablanca Mining into an international mining and industrial processing firm,” said Juan Carlos Camus, CEO of Casablanca Mining. “His experience and expertise across multiple business segments gives us confidence that our projects will be planned, executed and expanded with intelligence and insight,” added Mr. Camus.

Mr. Carmona comes to Casablanca Mining from Constuctora Gardilcic, where he created and developed new business areas of construction and electromechanical erection of power plants and mine process plants. He was in charge of the administration, planning, monitoring, sales and execution of projects in these areas, including the development of Engineering, Procurement and Construction (EPC) contracts.  He promoted and expanded new business opportunities for the company in the areas of mining and energy, and obtained new clients such as: ENDESA, COLBUN, EMELDA, AREVA, SEDGMAN, CODELCO (AREA ENERGIA), TINGUIRIRICA ENERGIA, PACIFIC HYDRO, SN POWER, ABASTIBLE, MARICUNGA, KINROSS, GASMAR, SWC, SOUTHERN CROSS, ENLASA, GASSUR, TECNIMONT, AES GENER, SCL ENERGIA, GRUPO SAT, WHESSOE, AMERICAN HYDRO, DESSAU INGENTRA, SHELL, YAMANA GOLD, GENERAL ELECTRIC, ABB, AMEC, FALCONBRIDGE and others.

Prior to his most recent employment, Mr. Carmona worked on over 50 major mining and engineering projects, many with overall project sizes in the millions of dollars.  Clients included:  CODELCO, FLUOR DANIEL, BHP BILLITON, KINROSS GOLD, ANGLO AMERICAN, PLACER DOME, GERDAU, BECHTEL CHILE and others.

About Casablanca Mining, Ltd.:

Casablanca Mining (OTCQB: CUAU), through its wholly owned subsidiary Santa Teresa Minerals, S.A., engages in the acquisition, exploration, development, and operation of precious metal properties in South America. Its gold and copper mining operations are based near Santiago, Chile. Santa Teresa Minerals currently has, directly and indirectly through various equity interests, mining rights in a producing gold mine, “Free Gold,” and in an exploration project, the “Casuto Project,” consisting of Los Azules 1-3, Tauro 1-6, Los Chipi 1-16 and the “New Gold Project,” consisting of Teresitas 1-20 and Los Pinos 1-30. These projects include 80 different mining claims and mineral exploration properties including gold, copper and copper sulfate. Santa Teresa Minerals also owns a 60% equity position of Sociedad Sulfatos Chile S.A., a copper sulfate production project that owns the Anica Copper Mines, and a 60% equity position in a company with the rights to a revolutionary mining technology that extracts gold, silver and copper from raw mining materials using a proprietary and patented electrolysis method of electromining.

FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results and estimates that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results or estimates expressed or implied by this press release. Such risk factors include, among others: whether Casablanca Mining can successfully execute its operating plan, including mining and exploration projects; results of exploration, project development and capital costs of mineral properties; volatility of market prices for gold, copper and copper sulfate; Casablanca Mining’s ability to integrate acquired companies and technology; Casablanca Mining’s ability to retain key employees; general market conditions; and other factors discussed under “Risk Factors” in its annual report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2011. Casablanca Mining does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:

Casablanca Mining, Ltd.
Zirk Engelbrecht, President
619-717-8047
zirk@casablancamining.com